ROYALTY AGREEMENT

THIS ROYALTY AGREEMENT (this “Agreement”), is entered into as of September 30, 2016 (the “Effective Date”) by and among BLOW & DRIVE INTERLOCK CORPORATION, a Delaware corporation (“BDIC”), BDI MANUFACTURING, INC., an Arizona corporation (“BDIM”) (BDIC and BDIM are sometimes individually and collectively referred to herein as “BDI Group”), and THE DOHENY GROUP, LLC, a Nevada limited liability company (“TDG”), in light of the following:

R E C I T A L S

WHEREAS, BDIC is a publicly traded company quoted on the OTCQB-tier of OTC Markets in the business of manufacturing and leasing breath alcohol ignition interlock devices (the “Business”), including, without limitation, the BDI-747/1 breath/alcohol ignition interlock device, along with its patent pending BDI Model #1 power line filter. BDIM is BDIC’s wholly-owned subsidiary that manufactures the Devices (as defined below) and provides said Devices to BDIC in connection with the Business. As of December 31, 2015, the BDI-747/1 breath/alcohol ignition interlock device was “approved” by ten states, including, without limitation, California, with applications for additional state approvals pending. In states where the Device is approved as a breath alcohol ignition interlock device (“BAID”), BDIC leases these devices to offenders depending upon the sentence received by such offender. In some states, BDIC leases, installs and supports these devices directly; in other states, BDIC sells distributorships to authorized distributors allowing the distributor to lease, install, service, remove and support said devices;

WHEREAS, pursuant to that certain Loan and Security Agreement of even date herewith entered into among the BDI Group, as borrower, and TDG, as lender, a copy of which is attached hereto as Exhibit A (the “Loan Agreement”), TDG agreed to loan funds and extend credit to the BDI Group to permit it to manufacture more Devices and expand the Business, subject to the terms and conditions of the Loan Agreement; and

WHEREAS, pursuant to the Loan Agreement, in consideration of TDG agreeing to extend credit to the BDI Group in connection with the Loan, among other things, each of BDIC and BDIM agrees to enter into this Agreement in favor of TDG to grant to TDG royalties associated with the Devices on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, BDIC and TDG hereby agree to enter into this Agreement as follows:

A G R E E M E N T

1. DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. Unless otherwise defined herein, all capitalized terms shall have the meanings as set forth in the Loan Agreement. As used in this Agreement, the following terms shall have the following definitions:

“Affiliate” means, as applied to any Person, any other Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of equity, by contract, or otherwise; provided, however, that: (a) any Person which owns directly or indirectly 5% or more of equity having ordinary voting power for the election of directors or other members of the governing body of a Person or 5% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed an Affiliate of such Person.

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“Applicable Laws” shall have the meaning as set forth in Section 7(a) below.

“BDI Group” has the meaning set forth in the preamble to this Agreement, and includes any successor or assign thereof. For the avoidance of doubt, (1) references to BDI Group shall include BDIC and BDIM, jointly and severally, as the case may be, and (2) each of BDIC and BDIM shall be jointly and severally liable for any and all obligations hereunder, as applicable.

“Books” means BDI Group’s now owned or hereafter acquired books and records, including, without limitation, all records indicating, summarizing, or evidencing the Devices, its other assets and/or liabilities, and all of its records relating to BDI Group’s business operations and financial condition.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of California.

“Client” means a Person who acquires any right to the use, ownership or enjoyment of a Device, whether such Person is a retail end user (for Retail Units), a third party distributor or vender (for Wholesale Units) or such other Person that leases, licenses, uses or otherwise acquires Devices from the Company or its retail end user or third party distributor, as the case may be.

“Device” shall mean the BDI-747/1 breath/alcohol ignition interlock device, along with its patent pending BDI Model #1 power line filter, and such upgrades, modifications, improvements, replacements and substitutes as reasonably acceptable to TDG, provided that such device represents a breathalyzer device to be used by persons convicted of driving under the influence of alcohol and is approved as required by Applicable Law as a BAID.

“Dollars” or “$” means United States dollars.

“Effective Date” shall have the meaning as set forth above.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Loan Documents” means this the Loan Agreement, any note or notes executed by BDIC in connection with the Loan Agreement and payable to TDG, other security/pledge documentation, this Agreement and any other agreement, certificate, instrument or document entered into, now or in the future, and/or delivered by or on behalf of the parties hereto and/or in connection with this Agreement, the Loan Agreement and any of the above-mentioned documentation.

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“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and

“Retail Units” means those Devices which BDIC leases or licenses (regardless of form) from time to time directly to end-users.

“Supplier” shall mean the company in China that supplies substantially all of the parts and the base unit required for manufacturing the Devices.

“TDG” has the meaning set forth in the preamble to this Agreement, and any successor or assign thereof.

“Term” shall have the meaning as set forth in Section 3 below.

“Total Units” means those Devices (including, without limitation, Retail Units and Wholesale Units) for which BDI Group is receiving payment or other consideration (including, without limitation, non-monetary consideration) or has voluntarily elected not to receive such payment or other consideration, regardless of whether the Device is distributed, installed, sold or used by BDIC, its Affiliates, related Persons, distributors and/or franchisees, and whether placed directly with end-users or to approved unrelated Persons, including, without limitation, any third-party vendors.

“Transfer Event” means any transaction (regardless of form) or occurrence, pursuant to or upon the occurrence/closing of which (1) BDI Group sells, conveys, transfers or assigns (in any manner, including, without limitation, pursuant to a lease, assignment for the benefit of creditors, merger or other consolidation), all or substantially all of the Devices and/or its assets or rights, or (2) all or substantially all of the equity of either or both of BDIC or BDIM is sold, conveyed, transferred, or assigned, or (z) BDI Group transfers, sells, assigns or conveys in any manner the Business and/or control of BDIC and/or the Business.

“Wholesale Units” means those Devices which BDIC directly or indirectly leases to a third party distributor or any Person who acts as an intermediary directly or indirectly on behalf of Borrower with an end-user of a Device.

Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term “financial statements” shall include the notes and schedules thereto.

1.2 UCC. Any terms used in this Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein.

1.3 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the payment in full of the Royalties or other obligations hereunder shall mean the indefeasible payment in full in cash of such Royalties or other obligation. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the written transmission of a record and any such record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

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1.4 Recitals, Schedules and Exhibits. The Recitals set forth above, as well as all of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference, and, as appropriate, shall qualify the terms and conditions of this Agreement.

2. ROYALTIES and Payments.

2.1 Royalties. In consideration of TDG agreeing to extend credit to BDI Group in connection with the Loan, and in lieu of other fees and charges associated with the Loan, BDI Group hereby grants to TDG as of the Effective Date and in perpetuity and without further consideration the right to payment of royalties (a “Royalty” or “Royalties”) as set forth herein. The Royalty obligation due in favor of TDG hereunder shall vest fully and immediately upon the Effective Date.

2.2 Determination of Royalty Amounts. The amount of Royalties due to TDG shall be determined as follows per calendar month on a cumulative basis in perpetuity:

(i)	Total Units are between 501 – 800

●	$1.00 per Retail Unit; and

●	$1.00 per Wholesale Unit or other Device

(ii)	Total Units are between 801 – 5000

●	$2.00 per Retail Unit; and

●	$1.50 per Wholesale Unit or other Device

(iii)	Total Units are between 5001 – 10,000

●	$1.50 per Retail Unit; and

●	$1.25 per Wholesale Unit or other Device

(iv)	Total Units in excess of 10,000

●	$1.00 per Retail Unit; and

●	$1.00 per Wholesale Unit or other Device

2.3 Payment of Royalties.

(a) The Royalty obligation due hereunder shall commence from and after the occurrence of the number of Total Units being in excess of 500 Devices (the “Royalty Commencement Date”). Once this occurs, then beginning on the first calendar month thereafter, and for every subsequent calendar month thereafter in perpetuity, BDI Group will pay the applicable Royalty payments per calendar month for each of the Total Units in accordance with the above schedule based on each Total Unit for which BDI Group received cash or other consideration from or on behalf of the Client thereof (or for which BDI Group voluntarily elected to waive any right to payment or other consideration from the Client thereof). Such payments will be payable to TDG on the 15th of each calendar month following the Royalty Commencement Date in perpetuity, even after all Obligations due under the Loan Documents (other than the Royalty Agreement) have been indefeasibly paid in full (and not subject to disgorgement or recovery).

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(b) In connection with each Royalty payment, BDI Group shall provide a statement setting forth the calculation of the Royalty amount, along with such supporting documentation as reasonable and appropriate or as may be reasonably requested from time to time by TDG. The parties expressly acknowledge and agree that (1) to the extent that BDI Group elects to forgo, defer or waive any such payment due from a Client with respect to a Device, or receive other consideration concerning said Device, such amount shall nonetheless be included in the determination of Royalties due thereunder, and (2) the parties hereto will meet on no less than an annual basis to work in good faith to “true up” the amount of royalties due under this Agreement, and in connection therewith, to the extent that an adjustment is needed (either because too little or too much was paid in Royalties in a given year (or other period), either BDI Group will promptly advance additional liquid funds to TDG, or BDI Group will offset present or future Royalties due TDG under this Agreement, as the case may be.

(c) By way of illustration and not of limitation, BDI Group will only pay Royalties to TDG for each of the Total Units from and after the Royalty Commencement Date that it receives payment or other consideration from the Client of said Total Unit (or for which BDI Group voluntarily elected to waive any right to payment or other consideration from the Client thereof). Solely for the avoidance of doubt, for purposes of determining the proper amount of Royalties hereunder, (1) in the event that BDI Group receives an advance payment from a Client (for example, $1,200 for twelve monthly payments due from a Retail Unit Client of $100 per month, when there are only 550 Total Units), then in such a situation, the amount of Royalties due with respect to said Total Unit shall be $12, all of which is payable on the 15th day of the calendar month immediately following receipt of said $1,200, (2) in the event that BDI Group does not receive payment from a client until after the Device has been provided to said Client (for example, a Device representing a Retail Unit is given to a Client on January 1 for a 12 month period, the rental amount is $100/month, and payment is not received by BDI Group until December 20th of said year, when there are only 550 Total Units), then in such a situation, the amount of Royalties due with respect to said Total Unit shall be $12, all of which is payable on January 15 of the following year, and (3) assuming the same facts as set forth in subsection 2.3(c)(1) above, except that the Client returns the Device within 6 months and is permitted to recover the remaining 6 months of payments (representing a refund of $600 from BDI Group to said Client), then in such a situation, TDG and BDI Group will “true up” the amount of Royalties due, and in this situation, BDI Group will offset present or future Royalties due TDG by the amount of $6, representing the 6 months advanced by said Client which was refunded from amounts received by BDI Group at the commencement of the lease of said Total Unit.

(d) All payments by BDI Group hereunder shall be made in the lawful money of the United States of America in immediately available funds on the date specified herein and shall be delivered to TDG or its designee as follows:

(i) If via wire transfer, pursuant to wire instructions provided from time to time by TDG for deposit into an account designated from time to time by TDG for TDG’s benefit;

(ii) If via check, to the following address: THE DOHENY GROUP, LLC, ________________________, Los Angeles, CA 9____, Attention: David Haridim, Managing Member, or to such other address or to the attention of such other person as specified by prior written notice to BDIC.

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(e) Time is of the essence in all obligations of BDI Group hereunder, including, without limitation, payment of the Royalties as expressly provided herein.

2.4 Liquidation Event. Upon the occurrence of a Transfer Event, then, as an express condition of said Transfer Event, BDI Group expressly acknowledges and agrees that it shall cause the acquirer/surviving Person (the “Acquirer”) to include in any acquisition/merger/transfer document a requirement that the obligations hereunder of BDI Group with respect to the Royalty pursuant to this Agreement be expressly assumed by such Acquirer, who shall be directly liable with respect to the Royalties due hereunder as if an original party hereto. Without limiting any of its rights or remedies whatsoever, to the extent that the Acquirer is not bound by and/or does not honor the terms and conditions of this Agreement, including, without limitation, failing to perform its obligation to pay the Royalties as provided herein, upon written notice to BDI Group, BDI Group shall pay to TDG as a “liquidated damage” resulting therefrom in one lump sum an amount equal to the product of the then (as of the date of the Transfer Event) last 12 calendar months of payments of Royalties hereunder multiplied by 100.

3. TeRM. The term of this Agreement (the “Term”) shall commence as of the Effective Date and continue in perpetuity unless sooner terminated by mutual agreement of the parties in writing.

4. REPRESENTATIONS AND WARRANTIES.

In order to induce TDG to enter into this Agreement and the other Loan Documents, BDIC makes the following representations and warranties to TDG which shall be true, correct, and complete, in all material respects, as of the date hereof, except as may be qualified by the schedules and exhibits attached hereto and such representations and warranties shall survive the execution and delivery of this Agreement:

4.1 Due Organization and Qualification; No Subsidiaries. BDIC is duly organized and validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in California and in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change. BDIC has one subsidiary, namely, BDIM. BDIM is duly organized and validly existing and in good standing under the laws of the State of Arizona and is qualified to do business in California and in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

4.2 Due Authorization; No Conflict.

(a) The execution, delivery, and performance by BDI Group of this Agreement has been duly authorized by all necessary action on the part of such BDI Group.

(b) The execution, delivery, and performance by BDI Group of this Agreement does not and will not (i) violate any provision of federal, state, or local law or regulation applicable to BDI Group, the Governing Documents of BDI Group, or any order, judgment, or decree of any court or other Governmental Authority binding on BDI Group, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any contract of BDI Group, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of BDI Group, or (iv) require any approval or consent of any Person, other than consents or approvals that have been obtained and that are still in force and effect.

(c) The execution, delivery, and performance by BDI Group of this Agreement does not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect or other than any required filings under Applicable Laws..

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(d) This Agreement, and all other documents contemplated hereby and thereby, when executed and delivered by BDI Group will be the legally valid and binding obligations of BDI Group, enforceable against BDI Group in accordance with its and their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect relating to or limiting creditors’ rights generally.

5. BOOKS; FINANCIAL REPORTS. BDI Group shall throughout the Term (i) maintain a system of accounting that enables BDI Group to produce financial statements in accordance with GAAP, if requested by TDG, and maintain records pertaining to the Devices and Total Units that contain information as from time to time reasonably may be requested by TDG, and (ii) provide TDG with such financial statements, tax returns and/or reports as to the Devices, Total Units and/or the financial condition of BDI Group as TDG may reasonably request from time to time, including, without limitation, both public and private information concerning BDI Group, its business, ownership and operations.

6. AUDIT AND INSPECTION RIGHTS. At any time and from time to time, upon written notice from TDG to BDI Group, BDI Group shall provide TDG and its authorized representatives with reasonable access and the opportunity to audit, inspect, review and copy BDI Group’s Books to ascertain compliance with the terms hereof.

7. CONTINUING OPERATIONS. BDI Group shall throughout the Term (a) comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority (“Applicable Laws”), (b) keep in full force and effect its valid existence and good standing and any rights and franchises material to the Business and further, continue to operate the Business as presently being conducted, (c) not enter into any transaction of whatsoever type and nature or otherwise permit the occurrence of any conveyance, sale, lease (except in the ordinary course of business), license, assignment, transfer and/or disposal of the Devices to any Person (other than disposals following normal wear and tear in the ordinary course of business), all without the prior consent of TDG in its reasonable discretion, and (d) upon TDG’s written request, provide TDG with an up-to-date list of all Devices/Total Units, including where located, consideration and revenues payable, deployment and other pertinent information as reasonable and appropriate, and (e) promptly notify TDG of any facts or circumstances which either will or with the passage of time may result in a material adverse impact on the amount of Royalties to be paid to TDG hereunder.

8. EVENT OF DEFAULT; REMEDIES.

8.1 Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

(a) If BDI Group fails to pay when due and payable, all or any portion of the Royalties after twenty (20) days prior written notice from TDG to BDI Group;

(b) If BDI Group fails to perform, keep or observe any other material term, provision, condition, covenant or agreement contained herein after twenty (20) days prior written notice from TDG to BDIC;

(c) If an Insolvency Proceeding is commenced by BDIC;

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(d) If an Insolvency Proceeding is commenced against BDI Group, and any of the following events occur: (1) BDI Group consents to the institution of such Insolvency Proceeding against it, (2) the petition commencing the Insolvency Proceeding is not timely controverted; provided, however, that, during the pendency of such period, TDG shall be relieved of its obligations to extend credit hereunder, (3) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, TDG shall be relieved of its obligations to extend credit hereunder, (4) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of BDI Group, or (5) an order for relief shall have been entered therein; and/or

(e) If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to TDG by BDI Group, or any officer, employee, agent, or director of BDI Group after twenty (20) days prior written notice from TDG to BDI Group.

8.2 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, TDG may, in its sole and absolute discretion, elect to exercise any and all rights and remedies that TDG may have under this Agreement, under contract, at law or in equity, all of which are expressly reserved and authorized by BDI Group, including, without limitation, upon written notice to BDI Group, directing that all Clients make concerning the Total Units directly to an account designated by BDI Group. BDI Group expressly acknowledges and agrees that the rights and remedies of TDG under this Agreement shall be cumulative, and that time is of the essence hereunder.

9. FURTHER ASSURANCES. At any time or from time to time upon the request of TDG, at the expense of BDI Group, BDI Group shall promptly execute, acknowledge and deliver such additional instruments, certificates or documents, and do all such other acts and things as TDG may reasonably request for purposes of implementing or effectuating the provisions of this Agreement

10. NOTICES. Unless otherwise provided in this Agreement, all notices or demands by BDIC or TDG to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as BDIC or TDG, as applicable, may designate to each other in accordance herewith), or facsimile to BDIC or TDG, as the case may be, at its address set forth below:

If to BDI Group:	Blow & Drive Interlock Corporation
BDI Manufacturing, Inc.
1080 La Cienega Boulevard, Suite 304
Los Angeles, California 90035
Attention: Laurence Wainer
Fax No. (___) ____________
Email: ______________________

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With copies to:	Law Offices of Craig V. Butler, Esq.
(which shall not	300 Spectrum Center Drive, Suite 300
constitute notice	Irvine, California 92618
hereunder)	Attention: Craig V. Butler, Esq.
Fax No. (949) 484-5667
cbutler@craigbutlerlaw.com

If to TDG:	THE DOHENY GROUP, LLC
__________________________
Los Angeles, California 90067
Attention: David Haridim, Managing Member
Fax No. (___) ____________
Email: ______________________

With copies to:	SULMEYERKUPETZ, a Professional Corporation
(which shall not	333 South Hope Street, 35th Floor
constitute notice	Los Angeles, California 90071
hereunder)	Attention: Jeffrey M. Pomerance, Esq.
Fax No. (213) 629-4520
jpomerance@sulmeyerlaw.com

TDG and BDI Group may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this section shall be deemed received as follows: (1) immediately if by facsimile or email or personal delivery (provided, however, that if such transmission is made either on a non-Business Day or a Business Day after 5:00 p.m., California time, then receipt shall be deemed on the next Business Day), (2) one Business Day if sent by Federal Express or overnight mail, (3) three (3) Business Days if sent by certified mail, proper postage.

11. CHOICE OF LAW; JURY TRIAL WAIVER.

11.1 THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA.

11.2 BDI GROUP AND TDG HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BDI GROUP AND TDG REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

12. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that BDI Group may not assign this Agreement or any rights or duties hereunder without TDG’s prior written consent.

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13. AMENDMENTS; WAIVERS.

13.1 Amendments. No amendment or modification of any provision of this Agreement shall be effective unless the same shall be in writing and signed by TDG in its sole and absolute discretion, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

13.2 No Waivers; Cumulative Remedies. No failure by either party to exercise any right, remedy, or option under this Agreement, or delay by either party in exercising the same, will operate as a waiver thereof. No waiver by either party will be effective unless it is in writing signed by such party, and then only to the extent specifically stated. No waiver by a party on any occasion shall affect or diminish that party’s rights thereafter to require strict performance by the other party of any provision of this Agreement. Each party’s rights under this Agreement will be cumulative and not exclusive of any other right or remedy that that party may have.

14. GENERAL PROVISIONS.

14.1 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

14.2 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against TDG or BDIC, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

14.3 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

14.4 Enforcement; Indemnification. BDI Group agrees upon receipt of written notice, (a) to pay or reimburse TDG for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, and/or (c) to pay, indemnify, and hold TDG, and the officers, directors, managers, members, trustees, employees, agents, advisors and Affiliates of TDG and its officers, directors, managers, members, employees, affiliates, agents and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents (regardless of whether any Indemnitee is a party hereto and regardless of whether any such matter is initiated by a third party, BDI Group or any other Person) (the “Indemnified Liabilities”), provided, however, that BDI Group shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. All amounts due under this Section 14.4 shall be payable not later than ten (10) Business Days after written demand therefore. The agreements in this Section 14.4 shall survive repayment of the Loan and all other amounts payable hereunder.

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14.5 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

14.6 Acknowledgements The parties hereby acknowledge that they have been advised by counsel in the negotiation, execution and delivery of this Agreement; and no joint venture is created hereby or by this Agreement or otherwise exists by virtue of the transactions contemplated hereby among TDG and BDIC.

14.8 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

[Signature pages to follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BDI GROUP
BLOW & DRIVE INTERLOCK CORPORATION, a Delaware corporation

By:
Name:
Title:

BDI MANUFACTURING, INC., an Arizona corporation

By:
Name:
Title:

TDG
THE DOHENY GROUP, LLC, a Nevada limited liability company

By:
Name:
Title:

[SIGNATURE PAGE TO ROYALTY AGREEMENT]

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EXHIBIT A

Copy of Loan and Security Agreement

(see attached)